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                                                                Exhibit 21.1


                  SUBSIDIARIES OF COVISTA COMMUNICATIONS, INC.


CCI Acquisitions Corp., a corporation organized under the laws of Delaware.

Covista, Inc., a corporation organized under the laws of New Jersey.

Covista of New York, Inc., a corporation organized under the laws of New Jersey.

Covista Carrier Services, Inc., a corporation organized under the laws of New Jersey.

Covista of Virginia, Inc., a corporation organized under the laws of Virginia.

TotalTel Florida, Inc., a corporation organized under the laws of New Jersey.

Total-Tel Southeast, Inc., a corporation organized under the laws of Georgia.

Digipak Corp., a corporation organized under the laws of New Jersey.

TotalTel Sarasota, Inc., a corporation organized under the laws of New Jersey.

TotalTel Enhanced Services, Inc., a corporation organized under the laws of New Jersey.

Payless Telephone, Inc., a corporation organized under the laws of New Jersey.

Madatron Corp., a corporation organized under the laws of New Jersey.

Mansol Tool Company, a corporation organized under the laws of New Jersey.

Gayshen Corp., a corporation organized under the laws of New Jersey.

Blink Data Corp., a corporation organized under the laws of Delaware.

Blink Services, Inc., a corporation organized under the laws of Delaware, and a wholly-owned subsidiary Blink Data Corp.